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                                  EXHIBIT 11.1

                       INVIVO CORPORATION AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE



                                                   THREE MONTHS ENDED         SIX MONTHS ENDED
                                                       DECEMBER 31,              DECEMBER 31,
                                                ------------------------    ----------------------
                                                   1999          1998          1999         1998
                                                ----------    ----------    ---------    ---------
BASIC:

         Weighted average common
           shares outstanding ..............     4,309,084     3,277,386    4,294,882    3,273,667
                                                ==========    ==========    =========    =========

         Net Income ........................    $1,211,300    $  893,200    2,369,500    1,652,500
                                                ==========    ==========    =========    =========

         Basic net income per common share .    $     0.28    $     0.27         0.55         0.50
                                                ==========    ==========    =========    =========

DILUTED:

         Weighted average common
           shares outstanding (basic) ......     4,309,084     3,277,386    4,294,882    3,273,667

         Dilutive stock options ............       190,945       309,132      216,461      133,102
                                                ----------    ----------    ---------    ---------

         Weighted average common
           shares outstanding (diluted) ....     4,500,029     3,586,518    4,511,343    3,551,454
                                                ==========    ==========    =========    =========

         Net Income ........................    $1,211,300    $  893,200    2,369,500    1,652,500
                                                ==========    ==========    =========    =========

         Diluted net income per common share    $     0.27    $     0.25         0.53         0.47
                                                ==========    ==========    =========    =========



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